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           EXHIBIT 3.1.1. AMENDMENT TO THE ARTICLES OF INCORPORATION.

                             CERTIFICATE OF ADOPTION
                                       OF
                   AMENDMENT TO THE ARTICLES OF INCORPORATION
                                       OF
                             CAPITAL HOLDINGS, INC.

                  The undersigned, Robert A Sullivan and Stephen J. Kovatch, President and Assistant Secretary, respectively, of Capital Holdings, Inc., an Ohio corporation, hereby certify that the following resolution was duly adopted by the Shareholders of Capital Holdings, Inc. on May 5, 1999, by a vote of in excess of a majority of the outstanding shares of its voting common stock; namely 1,482,880 shares (73.4%) in favor, 5,202 (0.3%) shares opposed, and no shares abstaining.

     RESOLVED, that Article Fourth of the Amended Articles of Incorporation of Capital Holdings, Inc. be, and it is hereby, amended in its entirety to read as follows:

                  FOURTH: The maximum number of Common Shares which the Corporation is authorized to have outstanding is Twenty Million (20,000,000) shares, no par value.

                  IN WITNESS WHEREOF, the undersigned have executed this Certificate of Adoption of Amendment to the Articles of Incorporation this 19th day of May, 1999.

                                                /s/ Robert A. Sullivan
                                                --------------------------------
                                                Robert A. Sullivan, President


                                                /s/ Stephen J. Kovatch
                                                --------------------------------
                                                Stephen J. Kovatch Secretary